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                                                                    EXHIBIT 5.1
                          Kirkpatrick & Lockhart LLP
                            Henry W. Oliver Building
                              535 Smithfield Street
                              Pittsburgh, PA 15222


                                 April 18, 2002


Allegheny Technologies Incorporated
1000 Six PPG Place
Pittsburgh, Pennsylvania 15222-5479


Ladies and Gentlemen:

     We have acted as counsel to Allegheny Technologies Incorporated, a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-4 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), relating to the registration by the Company of $300,000,000 aggregate principal amount of its 8.375% Notes due 2011 (the "Exchange Notes"). The Exchange Notes are proposed to be issued in accordance with the provisions of the indenture (the "Indenture"), dated as of December 18, 2001, between the Company and The Bank of New York, as Trustee.

     In connection with rendering the opinions set forth below, we have examined the Registration Statement, the Prospectus contained therein, the Indenture, which is filed as an exhibit to the Registration Statement, the Certificate of Incorporation and By-laws of the Company and resolutions adopted by the Board of Directors of the Company, and we have made such other investigation as we have deemed appropriate. We have examined and relied on certificates of public officials. We have not independently established any of the facts so relied on.

     For the purposes of this opinion letter we have made the assumptions that are customary in opinion letters of this kind, including the assumptions that each document submitted to us is accurate and complete, that each such document that is an original is authentic, that each such document that is a copy conforms to an authentic original, and that all signatures (other than signatures on behalf of the Company) on each such document are genuine. We have further assumed the legal capacity of natural persons, and we have assumed that each party to the documents we have examined or relied on (other than the Company) has the legal capacity or authority and has satisfied all legal requirements that are applicable to that party to the extent necessary to make such documents enforceable against that party. We have not verified any of those assumptions.

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Allegheny Technologies Incorporated
April 18, 2002
{Page 2




     We are opining herein as to the effect of the laws of the State of New York (excluding conflict of laws rules) and the General Corporation Law of the State of Delaware. We are not opining on, and we assume no responsibility for, the applicability to or effect on any of the matters covered herein of any other laws, the laws of any other jurisdiction, or the local laws of any jurisdiction.

     Based on the foregoing, and subject to the foregoing and the additional qualifications and other matters set forth below, it is our opinion that the Exchange Notes, when (a) the Company's outstanding 8.375% Notes Due 2011 have been exchanged in the manner described in the Registration Statement, (b) the Exchange Notes have been duly executed, authenticated, issued and delivered in accordance with the terms of the Indenture, (c) the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, and (d) applicable provisions of "blue sky" laws have been complied with, will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except to the extent that such obligations may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors' rights generally and by general equitable principles (regardless of whether enforcement is considered in a proceeding in equity or at law).

     We are furnishing this opinion letter to you solely in connection with the registration under the Securities Act by the Company of the Exchange Notes. You may not rely on this opinion letter in any other connection, and it may not be furnished to or relied upon by any other person for any purpose, without our specific prior written consent.

The foregoing opinions are rendered as of the date of this letter. We assume no obligation to update or supplement any of such opinions to reflect any changes of law or fact that may occur.

We hereby consent to the reference to us in the Registration Statement under the caption "Legal Matters."

                                         Yours truly,

                                         /s/ KIRKPATRICK & LOCKHART LLP

                                         Kirkpatrick & Lockhart LLP